                                        CROSS REFERENCE: LEASE AGREEMENT NO. 2
                                        RECORDED IN VOLUME 205, PAGE 328, MONROE
                                        COUNTY, GEORGIA, RECORDS, AND FIRST
                                        SUPPLEMENT TO LEASE AGREEMENT NO. 2
                                        RECORDED IN VOLUME 228, PAGE 111 OF THE
                                        AFORESAID RECORDS.

                   SECOND SUPPLEMENT TO LEASE AGREEMENT NO. 2

      This SECOND SUPPLEMENT TO LEASE AGREEMENT NO. 2 (this "Supplement") is made and entered into as of December 17, 1997, between NATIONSBANK, N.A., a national banking association and successor by merger to The Citizens and Southern National Bank, acting through its agent, THE BANK OF NEW YORK, a state banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as an Owner Trustee (together with its successors and permitted assigns, the "Lessor") under the Trust Agreement No. 2, dated December 30, 1985, among the Owner Participant and the Original Trustee (each such term and all other capitalized terms used in this Supplement but not defined have the meanings assigned to such terms in Section 1 of this Supplement), and OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the state of Georgia and formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and together with its successors and permitted assigns, the "Lessee."

                              W I T N E S S E T H :

      WHEREAS, on December 30, 1985, the Original Trustee and the Co-Owner Trustee leased the Undivided Interest to the Lessee pursuant to the terms of the Lease;

      WHEREAS, the Original Trustee and the Co-Owner Trustee assigned all of their right, title and interest in and to the Undivided Interest and the Lease to the Georgia Trustee, and the Georgia Trustee assumed the obligations of the Original Trustee and the Co-Owner Trustee thereunder on October 7, 1986 with the consent of the Lessee and the Indenture Trustee, all pursuant to and in accordance with Trust Supplement No. 2;

      WHEREAS, in connection with such assignment and assumption, the Lease was amended pursuant to the First Lease Supplement;

      WHEREAS, the Georgia Trustee is an Owner Trustee pursuant to the Trust Supplement No. 2 and the Lessor is the successor to Georgia Trustee;

      WHEREAS, the Lessee, the Owner Participant, the Original Trustee, the Lessor, the Indenture Trustee, the Loan Participant, the Original Funding Corporation, the Funding Corporation, the Original Collateral Trust Trustee and the Collateral Trust Trustee have entered into the Second Supplemental Participation Agreement in connection with the issuance by the Lessor of the Series 1997 Refunding Lessor Note to the Funding Corporation to refinance all of the principal outstanding under the Outstanding Note;

      WHEREAS, the Series 1997 Refunding Lessor Note will be secured under the Restated Indenture;

      WHEREAS, the Funding Corporation will issue the Facility Bonds to refund the Outstanding Bonds, and the Series 1997 Refunding Lessor Note issued to such corporation will secure the payment of the Facility Bonds under the terms of the Collateral Trust Indenture; and

      WHEREAS, the Lessor and the Lessee desire to amend the Lease in the manner provided in this Second Lease Supplement in connection with (i) the issuance of the Series 1997 Refunding Lessor Note to the Funding Corporation, and (ii) the repayment of the Outstanding Note with the proceeds thereof;

      NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Definitions. Capitalized terms used in this Second Lease Supplement, including the recitals, and not otherwise defined shall have the meanings assigned to such terms in Appendix A to the Lease Agreement and Appendix B to the First Lease Supplement unless the context or use clearly indicates another or different meaning or intent, except for certain modifications, amendments and additions to such definitions as set forth in Appendix C to this Second Lease Supplement. Capitalized terms set forth in Appendix C to this Second Lease Supplement shall have the respective meanings assigned to such terms for all purposes hereof and under the Lease, as amended hereby, and words importing the singular include the plural and vice versa.

      SECTION 2. Supplemental Rent Payment. On the 1997 Refinancing Date, the Lessee shall pay to the Lessor Supplemental Rent in the amount of Four Million Six Hundred Five Thousand Eight Hundred Ten Dollars and Fifteen Cents ($4,605,810.15) in immediately available funds (the "1997 Supplemental Rent Payment").

      SECTION 3. Basic Rent. For purposes of determining the amount of Basic Rent to be paid by Lessee to Lessor pursuant to Section 3.2 of the Lease, the term "Schedule 1 to the Participation Agreement" shall mean the revised Schedule 1 to the Participation Agreement attached to the Second Supplemental Participation Agreement.

      SECTION 4. Amendment to Section 3.3. Section 3.3 of the Lease is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

            SECTION 3.3 Rent Differential. If, on any Rent Payment Date, any amount of Additional Lessor Note Interest shall be due and payable under the Series 1997 Refunding Lessor Note, the installment of Basic Rent on such Rent Payment Date shall be increased by the amount of such Additional Lessor Note Interest. The amount of additional Basic Rent payable under this Section 3.3 shall be the "Rent Differential."

      SECTION 5. Amendment to Section 10.2(b)(xii). Subsection 10.2(b)(xii) of the Lease is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

            (xii) Coopers & Lybrand LLP or any other nationally recognized accounting firm which shall become Lessee's regular outside auditors shall confirm, to the reasonable satisfaction of Lessor, that the Cost of Capital Improvements which are the subject of the Supplemental Financing, when so financed, may be capitalized, rather than expensed, under the Uniform System of Accounts and may be capitalized under section 263 of the Code and the Regulations thereunder;

      SECTION 6. Amendment to Article 14. Subsection (e) of Article 14 of the Lease is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

            (e) any "Event of Default" under Article VIII of the Oglethorpe Indenture shall have occurred and be continuing and, as a result thereof, any remedy permitted under such Article VIII shall have been exercised;

      SECTION 7. Amendment to Section 18.1. Section 18.1 of the Lease is hereby amended by deleting the words "REA" and "REA Mortgage" in such section and substituting in lieu thereof the words "RUS" and "Oglethorpe Indenture," respectively.

      SECTION 8. Effect. Except as expressly amended, supplemented and modified hereby, the Lease and all terms and conditions thereof shall continue in full force and effect, unmodified and unchanged. From and after the date of delivery hereof, the Lease and all references thereto in any and all Operative Documents shall mean and include the Lease as modified, amended and supplemented hereby.

      SECTION 9. Chattel Paper. The single executed original of this Supplement marked "Original " and containing the receipt of Indenture Trustee thereon shall be deemed to be the "Original " of this Supplement. To the extent that this Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdictions, no security interest in this Supplement may be created through the transfer or possession of any counterpart other than the "Original."

      IN WITNESS WHEREOF, the parties hereto have each caused this Supplement to be duly executed and sealed as of the date first above written.


LESSOR:                                NATIONSBANK, N.A., acting through its
Signed, sealed and delivered           agent, THE BANK OF NEW YORK, not
this 17 day of December,               in its individual capacity but solely a
1997, in the presence of:              Owner Trustee under the Trust Agreement
                                       identified herein, Lessor



/s/ Mark Bron                          By: /s/ Stefan Victory
--------------------------------           -------------------------------------
Unofficial Witness                         Name: Stefan Victory
                                           Title: Agent


/s/ Cherie S. White                    Attest: /s/ Peggy McWhorter
--------------------------------               ---------------------------------
Notary Public                                  Name: Peggy McWhorter
                                               Title: Agent

My Commission Expires: April 9, 2001                    [SEAL]

LESSEE:                                 OGLETHORPE POWER
Signed, sealed and delivered            CORPORATION (AN ELECTRIC
this 17 day of December,                MEMBERSHIP CORPORATION),
1997, in the presence of:               Lessee



/s/ Lynda L. Clark                     By: /s/ T.D. Kilgore
--------------------------------           -------------------------------------
Unofficial Witness                         Name: T.D. Kilgore
                                           Title: President and Chief
                                                  Executive Officer



/s/ Thomas J. Brendiar                 Attest: /s/ Patricia N. Nash
--------------------------------               ---------------------------------
Notary Public                                  Name: Patricia N. Nash
                                               Title: Secretary

My Commission Expires: November 14, 2000               [SEAL]

                                 APPENDIX C

                             DEFINITIONS NO. 2

"Additional Lessor Note Interest" shall have the meaning set forth in the Series 1997 Refunding Lessor Note.

"Amendment No. 1 to the Tax Indemnification Agreement" means the Amendment No. 1 to the Tax Indemnification Agreement No. 2, dated as of December 17, 1997, between the Lessee and the Owner Participant.

"Bankruptcy Act" has the meaning set forth in Section 4.1(d) of the Restated Indenture.

"Collateral Trust Trustee" means SunTrust Bank, Atlanta, not in its individual capacity but solely as trustee under the Collateral Trust Indenture.

"Collateral Trust Indenture" means the Collateral Trust Indenture, dated as of December 1, 1997, among Lessee, the Funding Corporation and the Collateral Trust Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of the Participation Agreement.

"Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of December 17, 1997, among Oglethorpe, the Funding Corporation and the Purchasers, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

"Existing Participation Agreement" means the Original Participation Agreement as amended, modified and supplemented by the First Supplemental Participation Agreement.

"Facility Bonds" means the Serial Facility Bonds due June 30, 2011 issued by the Funding Corporation pursuant to the Collateral Trust Indenture, comprised of the Initial Series of Bonds and the Exchange Series of Bonds (both as defined in the Collateral Trust Indenture).

"First Lease Supplement" means the First Supplement to Lease Agreement No. 2, dated as of October 15, 1986, between the Lessor and the Lessee.

"First Supplemental Participation Agreement" means the Supplemental Participation Agreement No. 2, dated as of October 9, 1986, among Lessee, Owner Participant, the Original Trustee, the Georgia Trustee, the Indenture Trustee, the Original Funding Corporation, the Original Collateral Trust Trustee and the Loan Participant.

"Ford Assignment and Assumption Agreement" means the Assignment and Assumption Agreement, dated as of September 21, 1996, by and among Ford Motor Credit Company, DFO Holding Company and DFO Partnership.

"Funding Corporation" means OPC Scherer 1997 Funding Corporation A, a corporation organized under the laws of the state of Delaware.

"Indemnitee" shall mean Bank, Original Trustee, Wade, Co-Owner Trustee, Georgia Bank, Georgia Trustee, Owner Participant, Indenture Trustee (both in its individual capacity and its capacity as Indenture Trustee under the Restated Indenture), the Collateral Trust Trustee, the Original Collateral Trust Trustee, each holder of a note from time to time outstanding and the respective successors, assigns, agents, officers, directors or employees of any thereof and Affiliates of any of the foregoing."

"Indenture Trustee" means The Bank of New York Trust Company of Florida, N.A., a national banking association, not in its individual capacity but solely as indenture trustee under the Indenture, and each successor trustee or co-trustee of the trusts created by the Indenture.

"Lease" means the Lease Agreement No. 2, dated as of December 30, 1985, between the Lessor and the Lessee, as amended, modified and supplemented by the First Lease Supplement and the Second Lease Supplement and as further amended, modified and supplemented from time to time.

"1997 Refinancing Date" has the meaning assigned to such term in Section 2.03 of the Second Supplemental Participation Agreement.

"1997 Refinancing Documents" means the Second Supplemental Participation Agreement, the Restated Indenture, the Series 1997 Refunding Lessor Note and the Second Lease Supplement.

"1997 Refinancing Transaction Expenses" means the sum of (a) the aggregate of the amounts referred to in clause (b) of the definition of "1997 Refinancing Transaction Expenses" contained in Appendix C to each of the Other Second Supplemental Participation Agreements, plus (b) all other fees, expenses, disbursements and costs incurred by or on behalf of Owner Trustee, Owner Participant, the Original Funding Corporation, the Funding Corporation, the Indenture Trustee, the Original Collateral Trust Trustee or the Collateral Trust Trustee in connection with the transactions contemplated by the 1997 Refinancing Documents on the 1997 Refinancing Date, including the Lessor's Share of up to $110,000 of the fees and disbursements of counsel to the Purchasers.

"1997 Supplemental Rent Payment" shall have the meaning set forth in Section 2 of the Second Lease Supplement.

"Offering Circular" means the Offering Circular, dated December 11, 1997, of the Lessee relating to the Facility Bonds.

"Oglethorpe Indenture" means the Indenture, dated as of March 1, 1997, between Lessee and SunTrust Bank, Atlanta, as indenture trustee, which replaced the REA Mortgage, as the same may be hereafter supplemented, modified or amended, and any new deed to secure debt, indenture or security agreement placed on the property of the Lessee in substitution thereof. Any reference to a section or provision of the REA Mortgage shall refer to the successor section or provision in the Oglethorpe Indenture or any supplemented, amended or successor deed to secure debt, indenture or security agreement notwithstanding any change in the numbering or headings of such sections or provisions.

"Operative Documents" means the Participation Agreement, the Trust Agreement, the Lease, the Deed and Bill of Sale, the Supporting Assets Lease, the Supporting Assets Sublease, the Restated Indenture, the Series 1997 Refunding Lessor Note, the Assignment, the REA Consent, the Co-Owners' Consent, the Tax Indemnification Agreement, the Ownership Agreement, the Operating Agreement and the Ford Assignment and Assumption Agreement.

"Original Collateral Trust Indenture" means the Collateral Trust Indenture, dated as of October 15, 1986, among Lessee, Original Funding Corporation and the Original Collateral Trust Trustee.

"Original Collateral Trust Trustee" means SunTrust Bank, Atlanta, formerly known as the Trust Company Bank, not in its individual capacity but solely as trustee under the Original Collateral Trust Indenture.

"Original Funding Corporation" means OPC Scherer Funding Corporation, a Delaware corporation.

"Original Indenture Trustee" means Wachovia Bank of Georgia, National Association, a national banking association, acting through its agent The Bank of New York, a state banking corporation organized under the laws of the State of New York, not in its individual capacity but solely as indenture trustee under the Original Lease Indenture.

"Original Lease Indenture" means the Original Indenture, as supplemented by the First Supplemental Indenture.

"Original Participation Agreement" means the Participation Agreement No. 2, dated as of December 30, 1985, among Lessee, Owner Participant, Original Trustee, and the Loan Participant.

"Other Leases" means all the leases of undivided interests in the Facility (other than the Lease) between the Bank, in its capacity as trustee, and Lessee, dated as of December 30, 1985, as the same have been or may be amended, modified or supplemented thereafter.

"Other Second Supplemental Participation Agreements" means all supplemental participation agreements, each dated as of the 1997 Refinancing Date, to which Lessee and any of the Other Owner Participants are parties, relating to the Refinancing contemplated to be consummated on the 1997 Refinancing Date other than the Second Supplemental Participation Agreement.

"Outstanding Bonds" mean the Serial Facility Bonds due 1991, 1996 and 2011 issued by the Original Funding Corporation pursuant to, and Outstanding under, the Indenture.

"Outstanding Bonds Redemption Date" means January 6, 1998.

"Outstanding Note" means the Note, dated October 15, 1986, issued to the Original Funding Corporation pursuant to Section 2.4 of the Indenture.

"Participation Agreement" means the Original Participation Agreement as amended, modified and supplemented by the First Supplemental Participation Agreement and the Second

Supplemental Participation Agreement, and as the same may be further amended, modified or supplemented from time to time in accordance with the provisions thereof.

"Premium Redemption Price" shall mean the redemption prices (each expressed as a percentage principal amount) set forth in Schedule 2 to the Series 1997 Refunding Lessor Note.

"Purchase Agreement" means the Purchase Agreement, dated December 11, 1997, among the Purchasers, Lessee and the Funding Corporation.

"Purchasers" shall mean Goldman, Sachs & Co. and the other Purchasers listed on Schedule I to the Purchase Agreement.

"Restated Indenture" means the Amended and Restated Indenture of Trust, Deed to Secure Debt and Security Agreement No. 2, dated as of December 1, 1997, among the Owner Trustee and the Indenture Trustee.

"RUS" means the Rural Utilities Service, the successor to the REA.

"Second Lease Supplement" means the Second Supplement to Lease Agreement No. 2, dated as of the 1997 Refinancing Date, between the Lessee and the Owner Trustee.

"Second Supplemental Participation Agreement" means the Supplemental Participation Agreement No. 2, dated as of the 1997 Refinancing Date, among Lessee, Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Participant, the Original Funding Corporation, the Funding Corporation, the Original Collateral Trust Trustee and the Collateral Trust Trustee.

"Series 1997 Refunding Lessor Note" means the Note created and established pursuant to Section 2.4 of the Restated Indenture and issued to the Funding Corporation pursuant to the Participation Agreement and any Note issued in exchange or substitution thereof.

"Stipulated Interest Rate" shall mean the lesser of (i) two percent (2%) per annum above the greater of (A) the published base rate of Citibank, N.A., in New York, New York, in effect from time to time and (B) six and nine hundred seventy-four thousandths percent (6.974%) per annum, and (ii) the highest interest rate per annum permitted by Applicable Law.

                           EXPLANATORY STATEMENT TO
                 SECOND SUPPLEMENT TO LEASE AGREEMENT NO. 2

    Except as described below, the following agreements are substantially similar in all material respects to Second Supplement to Lease Agreement No. 2, dated as of December 17, 1997, between NationsBank, N.A., acting through its agent, The Bank of New York, as Owner Trustee under the Trust Agreement No. 2, dated December 30, 1985, among DFO Partnership, as assignee of Ford Motor Credit Company, as the Owner Participant, and the Original Trustee, as Lessor, and Oglethorpe Power Corporation (An Electric Membership Corporation), as Lessee ("Lease Agreement No. 2"):

1. Second Supplement to Lease Agreement No. 1, dated as of December 17, 1997, between NationsBank, N.A., acting through its agent, The Bank of New York as Owner Trustee under the Trust Agreement No. 1, dated December 30, 1985, among IBM Credit Financing Corporation as the Owner Participant, and the Original Trustee, as Lessor, and Oglethorpe Power Corporation (An Electric Membership Corporation), as Lessee ("Lease Agreement No. 1");

2. Second Supplement to Lease Agreement No. 3, dated as of December 17, 1997, between NationsBank, N.A., acting through its agent, The Bank of New York, as Owner Trustee under the Trust Agreement No. 3, dated December 30, 1985, among Chrysler Financial Corporation as the Owner Participant, and the Original Trustee, as Lessor, and Oglethorpe Power Corporation (An Electric Membership Corporation), as Lessee ("Lease Agreement No. 3"); and

3. Second Supplement to Lease Agreement No. 4, dated as of December 17, 1997, between NationsBank, N.A., acting through its agent, The Bank of New York, as Owner Trustee under the Trust Agreement No. 4, dated December 30, 1985, among HEI Investment Corp. as the Owner Participant, and the Original Trustee, as Lessor, and Oglethorpe Power Corporation (An Electric Membership Corporation), as Lessee ("Lease Agreement No. 4").

    The following sets forth the material differences between Lease Agreement No. 2 and Lease Agreement No. 1, Lease Agreement No. 3 and Lease Agreement No. 4:

1. The amount of the Supplemental Rent Payment set forth in Section 2 of Lease Agreement No. 1, Lease Agreement No. 3 and Lease Agreement No. 4 is $3,490,049.95, $4,633,243.03 and $6,111,638.60, respectively.